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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-87882, 33-89382, 333-02340, 333-06303, 333-16963, 333-20853, 333-52603,
333-80861, 333-39462, 333-57670, 333-63550, 333-97101, 333-107027 and 333-117762
on Form S-8 of our report dated March 31, 2005, relating to the consolidated financial statements of Applix, Inc., incorporated by reference in the Annual Report on Form 10-K of Applix, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 31, 2005